UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Asensus Surgical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

ADDITIONAL DEFINITIVE PROXY MATERIAL

On July 17, 2024, Alliance Advisors commenced a mailing, on behalf of Asensus Surgical, Inc., a Delaware corporation (the “Company”) to the stockholders of the Company as of June 28, 2024, of the below correspondence. This communication relates to the solicitation of proxies by the Company seeking approval and adoption of, among other items, the Agreement and Plan of Merger (the “Merger Agreement”), dated June 6, 2024, among KARL STORZ Endoscopy-America, Inc., a California corporation (“Parent”), Karl Storz California Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company. In connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, on July 5, 2024, the Company filed a definitive proxy statement for a Special Meeting of Stockholders to be held on August 7, 2024 (the “Proxy Statement”).

Alliance Advisors
200 Broadacres Drive, 3rd Fl.
Bloomfield, NJ 07003

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PERMIT #251

An Urgent Message for...
Asensus Surgical, Inc. Stockholders

The Time Has Come.
This Is Your Chance To Vote Your Proxy.

What: Special Meeting of Stockholders

When: August 7, 2024

Objective: To vote for approval of the proposal to adopt the "Merger Agreement"

The Board of Directors of Asensus Surgical, Inc. urges all Stockholders to vote their shares ***FOR*** approval of the proposal to adopt the "**Merger Agreement"** with KARL STORZ Endoscopy-America, Inc.

Scan the QR Code below to connect to the proxy statement.

Don't Wait. Vote Today.

WHAT YOU NEED TO DO: Call toll free to speak to a Proxy Vote Specialist and tell them you want to vote FOR Proposal 1 – the "Merger Proposal."
Call: 844-858-7383: 9 a.m. to 10 p.m. EDT Monday through Friday; or 10 a.m. to 6 p.m. on Saturday and Sunday.

Visit www.proxypush.com/ASXC to vote FOR approval of the "Merger Proposal."

ASENSUS
SURGICAL

Attention!
Asensus Surgical, Inc. Stockholders

Your Proxy Vote is Needed Immediately!

A Special Stockholder Meeting of Asensus Surgical, Inc. has been called for August 7, 2024. The Board of Directors encourages you to cast your proxy vote before the Stockholder Meeting.

The Asensus Surgical Board recommends that you vote FOR Proposals #1 through #3.

PROPOSAL #1: To approve and adopt the “merger agreement” among KARL STORZ Endoscopy-America, Inc. (“Parent”), and Karl Storz California Inc. (“Merger Sub”), pursuant to which Asensus would be acquired by way of a merger with and into Merger Sub with Asensus surviving the merger and becoming a wholly owned subsidiary of Parent.

PROPOSAL #2: To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger.

PROPOSAL #3: To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.

After careful consideration, the Board determined this merger consideration to be the best price reasonably attainable for stockholders. Additionally, they believe that the value offered stockholders under the merger agreement is more favorable than the potential value that might have resulted from possible alternatives to the merger.

Call Today To Cast Your Proxy Vote.

Call: **844-858-7383** to speak to a Proxy Vote Specialist and tell them you want to vote FOR approval of the “Merger Proposal” and the other proposals.

ASENSUS SURGICAL

You can also visit www.proxypush.com/ASXC to vote FOR approval of the “Merger Proposal.”